Exhibit 99.1

Investor Relations investor.relations@aa.com

FOR RELEASE: November 17, 2023

AMERICAN AIRLINES ANNOUNCES PRICING OF SENIOR SECURED NOTES

FORT WORTH, Texas — American Airlines, Inc. (the “Company”), a subsidiary of American Airlines Group Inc. (the “Parent”)(NASDAQ: AAL), today announced that it priced $1.0 billion aggregate principal amount of its 8.50% senior secured notes due 2029 (the “Notes”), representing an upsize of $250 million from the previously announced offering amount. The Notes will have an interest rate of 8.50% per annum and are being issued at par. Concurrent with the issuance of the Notes, the Company also expects to borrow up to $1.1 billion in aggregate principal amount of term loans (the “Term Loan”) under a new senior secured credit facility, subject to customary closing conditions, representing an increase of $350.0 million from the previously announced size of the Term Loan. The offering of the Notes is expected to close on December 4, 2023, subject to customary closing conditions. The Term Loan is also expected to be consummated on or around December 4, 2023, subject to customary closing conditions.

The Company expects to use the net proceeds from the offering of the Notes, together with the net proceeds from the Term Loan and cash on hand, to redeem all of its outstanding 11.75% Senior Secured Notes due 2025 (the “11.75% Senior Secured Notes”).

The Notes and the Term Loan will be secured on a first lien basis by the same collateral that currently secures the 11.75% Senior Secured Notes on a first lien basis, consisting of certain slots, gates and routes that the Company uses to provide nonstop scheduled air carrier services between certain airports in the United States and certain airports in Australia, Canada, the Caribbean, Central America, China, Hong Kong, Japan, Mexico, South Korea, and Switzerland. The Notes and the Term Loan will be guaranteed on a senior unsecured basis by the Parent.

The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any other securities laws of any jurisdiction and will not have the benefit of any exchange offer or other registration rights. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. Neither this press release nor anything contained herein shall constitute a notice of redemption with respect to the 11.75% Senior Secured Notes.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements contained or referred to herein, including those regarding the proposed offering and the Term Loan, should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in American Airlines Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

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